UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue
San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 457-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, Laureen DeBuono notified the Board of Directors (“Board”) of Rani Therapeutics Holdings, Inc. (the “Company”) that she has decided to retire from the Board effective immediately. Ms. DeBuono 's decision was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. At the time of her resignation, Ms. DeBuono served as a member of the Audit Committee and Compensation Committee of the Board. Following Ms. DeBuono’s retirement from the Board, the Board reconstituted the committees of the Board as follows:

Audit Committee Lisa Rometty (Chair)

Jean-Luc Butel

Maulik Nanavaty

Compensation Committee Maulik Nanavaty (Chair)

Dennis Ausiello

Nominating and Corporate Jean-Luc Butel (Chair)

Governance Committee Dennis Ausiello

Lisa Rometty

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date:	April 30, 2025	By:	/s/ Svai Sanford
Svai Sanford Chief Financial Officer